Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Jazz Pharmaceuticals plc
We consent to the incorporation by reference in the registration statements (No. 333‑216338, No. 333-209767, No. 333-202269, No. 333-194131, No. 333-186886 and No. 333-179075) on Form S-8 of Jazz Pharmaceuticals plc of our reports dated February 27, 2018, with respect to the consolidated balance sheets of Jazz Pharmaceuticals plc as of December 31, 2017 and 2016, the related consolidated statements of income, comprehensive income, shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2017, and the related notes and financial statement schedule at Item 15(a)2 (collectively, the "consolidated financial statements"), and the effectiveness of internal control over financial reporting as of December 31, 2017, which reports appear in the December 31, 2017 annual report on Form 10-K of Jazz Pharmaceuticals plc.

/s/ KPMG

KPMG
Dublin, Ireland
February 27, 2018